UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2016

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the “Company” refers to Five Star Quality Care, Inc. and certain of its subsidiaries.

Item 8.01  Other Events.

On February 23, 2016, the Company settled its previously disclosed litigation with the estate of a former resident of a senior living community operated by the Company. The complaint asserted claims for pain and suffering as a result of improper treatment constituting violations of the Arizona Adult Protective Services Act and wrongful death. In May 2015, a judgment was rendered in the Company’s favor on the wrongful death claim and against the Company on the remaining claims, and damages of approximately $19.2 million were awarded to the plaintiff, consisting of $2.5 million in pain and suffering and the remainder in punitive damages.

Pursuant to the settlement agreement, the Company and the plaintiff have agreed that the plaintiff will be paid approximately $7.3 million in exchange for a customary release. The Company did not admit to, and specifically denied, any and all liability, wrongdoing, responsibility or fault relating to the claims. The parties have agreed to file a joint stipulation with the court to vacate the judgment and dismiss the case with prejudice.

The Company’s liability insurer has agreed to reimburse the Company $3.0 million of the approximately $7.3 million settlement amount. The Company believes its liability insurer may be financially responsible for more than $3.0 million and is seeking additional payments from its liability insurer; however, the Company cannot predict the outcome of any future negotiations or litigation with its liability insurer.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER THE COMPANY USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, THE COMPANY IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

FOR EXAMPLE, THIS CURRENT REPORT ON FORM 8-K STATES THAT THE COMPANY BELIEVES THAT ITS LIABILITY INSURER MAY BE FINANCIALLY RESPONSIBLE FOR MORE THAN THE $3.0 MILLION IT HAS AGREED TO REIMBURSE TO THE COMPANY IN CONNECTION WITH THE SETTLEMENT OF THE ARIZONA LITIGATION AND THAT THE COMPANY IS SEEKING ADDITIONAL PAYMENTS FROM ITS LIABILITY INSURER. HOWEVER, THE COMPANY’S LIABILITY INSURER HAS DENIED COVERAGE FOR ANY ADDITIONAL AMOUNTS. THE COMPANY CANNOT PREDICT THE OUTCOME OF ANY FUTURE NEGOTIATIONS OR LITIGATION WITH ITS LIABILITY INSURER, AND ANY POTENTIAL DISPUTE BETWEEN THE COMPANY AND ITS LIABILITY INSURER MAY ITSELF RESULT IN EXPENSIVE LITIGATION.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON THE COMPANY’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, THE COMPANY DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Treasurer and Chief Financial Officer

Date:  February 24, 2016